Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

March 1, 2022

F-star Therapeutics, Inc.

Eddeva B920

Babraham Research Campus

Cambridge, CB22 3AT, United Kingdom

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as legal counsel to F-star Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering for issuance under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 909,984 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), which includes (a) 834,984 shares of Common Stock, in accordance with the terms of the 2019 Equity Incentive Plan (the “Plan”), (b) 50,000 shares of Common Stock, issuable upon the exercise of nonqualified stock options granted to an employee of the Company as an inducement material to his acceptance of employment with the Company (the “Nonqualified Stock Options”), and (c) 25,000 shares of Common Stock, issuable upon the vesting of restricted stock units to be granted to the employee of the Company as an inducement material to his acceptance of employment with the Company (the “Restricted Stock Units”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such copies, and the truth and correctness of any representations and warranties contained therein. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the Plan.

BOSTON                LONDON                 LOS ANGELES                NEW YORK                SAN DIEGO                SAN FRANCISCO                WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ March 1, 2022 Page 2

Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plan, the Nonqualified Stock Options, and the Restricted Stock Units, will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.